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                                                                   Exhibit 10.12


                        Factory Card & Party Outlet Corp.

                           2003 Equity Incentive Plan

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                                Table of Contents
                                -----------------
                                                                            Page
                                                                            ----
Article 1.   Effective Date, Objectives and Duration ........................  1
   1.1       Effective Date of the Plan .....................................  1
   1.2       Objectives of the Plan .........................................  1
   1.3       Duration of the Plan ...........................................  1

Article 2.   Definitions ....................................................  1
   2.1       "Affiliate" ....................................................  1
   2.2       "Award" ........................................................  1
   2.3       "Award Agreement" ..............................................  1
   2.4       "Change of Control" ............................................  2
   2.5       "Code" .........................................................  2
   2.6       "Committee" ....................................................  2
   2.7       "Common Stock" .................................................  2
   2.8       "Covered Employee" .............................................  2
   2.9       "Deferred Stock" ...............................................  2
   2.10      "Disability" ...................................................  2
   2.11      "Dividend Equivalent" ..........................................  2
   2.12      "Eligible Person" ..............................................  2
   2.13      "Exchange Act" .................................................  2
   2.14      "Fair Market Value" ............................................  2
   2.15      "Grant Date" ...................................................  3
   2.16      "Grantee" ......................................................  3
   2.17      "Incentive Stock Option" or "ISO" ..............................  3
   2.18      "including" or "includes" ......................................  3
   2.19      "Limited Right" ................................................  3
   2.20      "Mature Shares" ................................................  3
   2.21      "Nonstatutory Stock Option" or "NSO" ...........................  3
   2.22      "Option" .......................................................  3
   2.23      "Option Price" .................................................  3
   2.24      "Option Term" ..................................................  3
   2.25      "Other Stock-Based Award" ......................................  3
   2.26      "Performance Award" ............................................  3
   2.27      "Performance-Based Exception" ..................................  3
   2.28      "Performance Measures" .........................................  3
   2.29      "Performance Period" ...........................................  3
   2.30      "Performance Share" ............................................  4
   2.31      "Performance Unit" .............................................  4
   2.32      "Period of Restriction" ........................................  4
   2.33      "Permitted Transferee" .........................................  4
   2.34      "Person" .......................................................  4
   2.35      "Reload Option" ................................................  4
   2.36      "Restricted Shares" ............................................  4

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   2.37      "Retirement" ...................................................  4
   2.38      "Rule 16b-3" ...................................................  4
   2.39      "SEC" ..........................................................  4
   2.40      "Section 16 Non-Employee Director" .............................  5
   2.41      "Section 16 Person" ............................................  5
   2.42      "Share" ........................................................  5
   2.43      "Stock Appreciation Right" or "SAR" ............................  5
   2.44      "Termination of Employment" ....................................  5

Article 3.   Administration .................................................  5
   3.1       Committee ......................................................  5
   3.2       Powers of Committee ............................................  6

Article 4.   Shares Subject to the Plan, Maximum Awards, and
             162(m) Compliance ..............................................  8
   4.1       Number of Shares Available for Grants ..........................  8
   4.2       Adjustments in Authorized Shares and Awards ....................  8
   4.3       Annual Individual Limitations ..................................  8
   4.4       Performance-Based Exception Under Section 162(m) ...............  9

Article 5.   Eligibility and General Conditions of Awards ................... 11
   5.1       Eligibility .................................................... 11
   5.2       Award Agreement ................................................ 11
   5.3       General Terms and Consideration ................................ 11
   5.4       Termination of Employment ...................................... 11
   5.5       Nontransferability of Awards ................................... 12
   5.6       Cancellation and Rescission of Awards .......................... 13
   5.7       Stand-Alone, Tandem and Substitute Awards ...................... 14
   5.8       Compliance with Rule 16b-3 ..................................... 14
   5.9       Deferral of Award Payouts ...................................... 15

Article 6.   Stock Options .................................................. 15
   6.1       Grant of Options ............................................... 15
   6.2       Award Agreement ................................................ 15
   6.3       Option Price ................................................... 15
   6.4       Grant of Incentive Stock Options ............................... 15
   6.5       Payment ........................................................ 17
   6.6       Reload Options ................................................. 17

Article 7.   Stock Appreciation Rights ...................................... 18
   7.1       Issuance ....................................................... 18
   7.2       Award Agreements ............................................... 18
   7.3       Grant Price .................................................... 18
   7.4       Exercise and Payment ........................................... 18
   7.5       Grant of Limited Rights ........................................ 19
   7.6       Other Limitations .............................................. 19


                                       ii

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Article 8.   Restricted Shares .............................................. 20
   8.1       Grant of Restricted Shares ..................................... 20
   8.2       Award Agreement ................................................ 20
   8.3       Consideration for Restricted Shares ............................ 20
   8.4       Voting and Dividend Rights ..................................... 20
   8.5       Effect of Forfeiture ........................................... 20
   8.6       Escrow; Legends ................................................ 20

Article 9.   Performance Awards ............................................. 21
   9.1       Grant of Performance Awards .................................... 21
   9.2       Value/Performance Goals ........................................ 21
   9.3       Earning of Performance Awards .................................. 21
   9.4       Adjustment on Change of Position ............................... 21
   9.5       Voting and Dividend Rights ..................................... 21

Article 10.  Deferred Stock ................................................. 22
   10.1      Grant of Deferred Stock ........................................ 22
   10.2      Delivery and Limitations ....................................... 22
   10.3      Forfeiture ..................................................... 22

Article 11.  Dividend Equivalents ........................................... 22

Article 12.  Other Stock-Based Awards ....................................... 22

Article 13.  Withholding .................................................... 23
   13.1      Required Withholding ........................................... 23
   13.2      Elective Excess Withholding .................................... 23
   13.3      Notification under Code Section 83(b) .......................... 23

Article 14.  Change of Control .............................................. 24
   14.1      Effect of Change of Control .................................... 24
   14.2      Definition of Change of Control ................................ 24

Article 15.  Amendment, Modification, and Termination ....................... 25
   15.1      Amendment, Modification, and Termination ....................... 25
   15.2      Awards Previously Granted ...................................... 25

Article 16.  Additional Provisions .......................................... 25
   16.1      Successors ..................................................... 25
   16.2      Gender and Number .............................................. 25
   16.3      Severability ................................................... 26
   16.4      Requirements of Law ............................................ 26
   16.5      Securities Law Compliance ...................................... 26
   16.6      No Rights as a Stockholder ..................................... 26
   16.7      Nature of Payments ............................................. 27
   16.8      Non-Exclusivity of Plan ........................................ 27

                                      iii

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   16.9      Governing Law .................................................. 27
   16.10     Share Certificates ............................................. 27
   16.11     Unfunded Status of Awards; Creation of Trusts .................. 27
   16.12     Affiliation .................................................... 28
   16.13     Participation .................................................. 28
   16.14     Military Service ............................................... 28
   16.15     Construction ................................................... 28
   16.16     Headings ....................................................... 28
   16.17     Obligations .................................................... 28
   16.18     Stockholder Approval ........................................... 28

                                       iv

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                        FACTORY CARD & PARTY OUTLET CORP.
                           2003 EQUITY INCENTIVE PLAN

                                   Article 1.
                     Effective Date, Objectives and Duration

     1.1 Effective Date of the Plan. Factory Card & Party Outlet Corp., a Delaware corporation (the "Company"), hereby establishes this Factory Card & Party Outlet Corp. 2003 Equity Incentive Plan (the "Plan") as set forth herein effective as of January 27, 2003 (the "Effective Date"), the date of its adoption by the Board of Directors (the "Board") of the Company, subject to approval by the Company's stockholders.

     1.2 Objectives of the Plan. The Plan is intended (i) to allow selected employees and officers of the Company and its Affiliates to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company,
(ii) assisting the Company and its Affiliates in attracting and retaining employees and officers, (iii) to optimize the profitability and growth of the Company and its Affiliates through incentives which will promote the Company's goals, and (iv) to provide employees and officers with an incentive for excellence in individual performance.

     1.3 Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors of the Company ("Board") to amend or terminate the Plan at any time pursuant to Article 15 hereof, until the earlier of (i) January 27, 2013, or (ii) the date all Shares subject to the Plan shall have been purchased or acquired and the restrictions on all Restricted Shares granted under the Plan shall have lapsed, according to the Plan's provisions.


                                   Article 2.
                                   Definitions

     Whenever used in the Plan, the following terms shall have the meanings set forth below:

     2.1 "Affiliate" means any Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with the Company.

     2.2 "Award" means Options (including Nonstatutory Stock Options, Incentive Stock Options and Reload Options), Stock Appreciation Rights, Restricted Shares, Performance Units, Performance Shares, Deferred Stock, Dividend Equivalents, or Other Stock-Based Awards granted under the Plan.

     2.3 "Award Agreement" means the written agreement by which an Award shall be evidenced.

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     2.4 "Change of Control" has the meaning set forth in Section 14.2.

     2.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

     2.6 "Committee" has the meaning set forth in Section 3.1.

     2.7 "Common Stock" means the common stock of the Company.

     2.8 "Covered Employee" means a Grantee who, as of the date that the value of an Award is recognizable as income, is one of the group of "covered employees," within the meaning of Code Section 162(m), with respect to the Company.

     2.9 "Deferred Stock" means a right granted under Section 10.1 to receive Shares at the end of a specified deferral period.

     2.10 "Disability" means, unless otherwise defined in an Award Agreement, or as otherwise determined under procedures established by the Committee for purposes of the Plan, a disability within the meaning of Section 22(e)(3) of the Code.

     2.11 "Dividend Equivalent" means a right to receive payments equal to interest or dividends or property, if and when paid or distributed, on a specified number of Shares.

     2.12 "Eligible Person" means any employee (including any officer) of the Company or any Affiliate, or potential employee (including a potential officer) of the Company or an Affiliate.

     2.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

     2.14 "Fair Market Value" means (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and (b) with respect to Shares, unless otherwise determined in the good faith discretion of the Committee, as of any date, (i) the closing price on the date of determination reported in the table entitled "New York Stock Exchange Composite Transactions" contained in The Wall Street Journal (or an equivalent successor table) (or, if no sale of Shares was reported for such date, on the most recent trading day prior to such date on which a sale of Shares was reported); (ii) if the Shares are not listed on the New York Stock Exchange, the closing sales price of the Shares on such other national exchange on which the Shares are principally traded, or as reported by the National Market System, or similar organization, or if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated, Pink Sheets LLC, NASD Bulletin Board, or similar organizations; or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined (which determination shall be conclusive) in good faith by the Committee.

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     2.15 "Grant Date" means the date on which an Award is granted or such later date as specified in advance by the Committee.

     2.16 "Grantee" means a person who has been granted an Award.

     2.17 "Incentive Stock Option" or "ISO" means an Option that is intended to meet the requirements of Section 422 of the Code.

     2.18 "including" or "includes" means "including, without limitation," or "includes, without limitation," respectively.

     2.19 "Limited Right" means an SAR that is exercisable only for a limited period after a Change of Control as provided in Section 7.5.

     2.20 "Mature Shares" means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

     2.21 "Nonstatutory Stock Option" or "NSO" means an Option that is not intended to meet the requirements of Section 422 of the Code.

     2.22 "Option" means a right granted to an Eligible Person allowing the Grantee to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

     2.23 "Option Price" means the per-share purchase price of a Share subject to an Option.

     2.24 "Option Term" means the period beginning on the Grant Date of an Option and ending on the date such Option expires, terminates or is cancelled.

     2.25 "Other Stock-Based Award" means a right, granted under Article 12 hereof, that relates to or is valued by reference to Shares or other Awards relating to Shares.

     2.26 "Performance Award" means any Award of Performance Shares or Performance Units.

     2.27 "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code contained in Section 162(m)(4)(C) of the Code (including the special provisions for options thereunder).

     2.28 "Performance Measures" has the meaning set forth in Section 4.4.

     2.29 "Performance Period" means the time established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

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     2.30 "Performance Share" means a grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Grantee by delivery of such property as the Committee shall determine, including cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

     2.31 "Performance Unit" means a grant pursuant to Article 9 of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Grantee by delivery of such property as the Committee shall determine, including cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

     2.32 "Period of Restriction" means the period during which Restricted Shares are subject to forfeiture if the conditions specified in the Award Agreement are not satisfied.

     2.33 "Permitted Transferee" means, in respect of any Grantee, any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership of which all of the partners are such Grantee or members of his or her Immediate Family. The "Immediate Family" of a Grantee means the Grantee's spouse, children, step children, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews.

     2.34 "Person" means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

     2.35 "Reload Option" has the meaning set forth in Section 6.6.

     2.36 "Restricted Shares" means Shares that are issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share, and the right to receive cash dividends or Dividend Equivalents), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may specify.

     2.37 "Retirement" means, unless otherwise defined in an Award Agreement, or as otherwise determined under procedures established by the Committee for purposes of the Plan, a Termination of Employment occurring other than for cause after the date the Grantee (i) has attained age 55 and completed at least 5 years of service with the Company or its Affiliates, or (ii) attained age 63.

     2.38 "Rule 16b-3" means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

     2.39 "SEC" means the United States Securities and Exchange Commission, or any successor thereto.

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     2.40 "Section 16 Non-Employee Director" means a member of the Board who satisfies the requirements to qualify as a "non-employee director" under Rule 16b-3.

     2.41 "Section 16 Person" means a person who is subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company.

     2.42 "Share" means a share of Common Stock, and such other securities of the Company as may be substituted or resubstituted for Shares pursuant to
Section 4.2 hereof.

     2.43 "Stock Appreciation Right" or "SAR" means a right granted to an Eligible Person pursuant to Article 7 to receive, upon exercise by the Grantee, an amount equal to the number of Shares with respect to which the SAR is granted multiplied by the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise, over (ii) the grant price of the right as specified by the Committee.

     2.44 "Termination of Employment" occurs on the first day on which an individual is for any reason no longer providing services to the Company or an Affiliate in the capacity of an employee or officer; or, with respect to an individual who is an employee or officer of an Affiliate, the first day on which such entity ceases to be an Affiliate (unless immediately thereafter, the individual becomes or remains an employee or officer of the Company or an Affiliate that remains an Affiliate).


                                   Article 3.
                                 Administration

     3.1 Committee.

     (a) The Plan shall be administered by the Compensation Committee of the Board.

     (b) The Board may by resolution authorize one or more officers of the Company to do one or both of the following: (i) designate Eligible Persons who are employees of the Company or of any of its Affiliates, and who are not executive officers and are not (and are not expected to be) Covered Employees and/or are Section 16 Persons at the time any such delegated authority is exercised, to be recipients of Options or other Awards, and (ii) determine the number of such Shares subject to Options or other Awards to be received by such Eligible Persons and the terms and conditions (consistent with the Plan) of such Awards; provided, however, that (A) the resolution so authorizing such officer or officers shall specify the total number of such Shares subject to Options or other Awards such officer or officers may award; and (B) the Committee may not authorize any officer to designate himself or herself as a recipient of any such Award.

     (c) Unless the context requires otherwise, any references herein to "Committee" includes the Compensation Committee, or an officer authorized pursuant to subsection (b), as applicable.

     3.2 Powers of Committee. Subject to and consistent with the provisions of the Plan, the Committee has full and final authority and sole discretion as follows:

     (a) to determine when, to whom and in what types and amounts Awards should be granted;

     (b) to grant Awards to Eligible Persons in any number, and to determine the terms and conditions applicable to each Award (including the number of Shares or the amount of cash or other property to which an Award will relate, any exercise price, grant price or purchase price, any limitation or restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictions on exercisability or transferability, any performance goals including those relating to the Company and/or an Affiliate and/or any division thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);

     (c) to determine the benefit payable under any Performance Unit, Performance Share, Dividend Equivalent, or Other Stock-Based Award and to determine whether any performance or vesting conditions have been satisfied;

     (d) to determine whether or not specific Awards shall be granted in connection with other specific Awards, and if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards and all other matters to be determined in connection with an Award;

     (e) to determine the Option Term;

     (f) to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall be forfeited and whether such shares shall be held in escrow;

     (g) to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time;

     (h) to determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred either automatically (whether to limit loss of deductions pursuant to Code Section 162(m) or otherwise), at the election of the Committee or at the election of the Grantee;

     (i) to offer to exchange or buy out any previously granted Award for a payment in cash, Shares or other Award;

     (j) to construe and interpret the Plan and to make all determinations, including determinations whether a Grantee's Termination of Employment occurs for Retirement, death,

Disability, cause, or other reason, and all other factual determinations, necessary or advisable for the administration of the Plan;

     (k) to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

     (l) to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

     (m) to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, subject to
Section 15.2, to amend any such Award Agreement at any time in any manner permitted by the Plan as then in effect;

     (n) to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

     (o) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee;

     (p) to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in Section 4.2) affecting the Company or an Affiliate or the financial statements of the Company or an Affiliate, or in response to changes in applicable laws, regulations or accounting principles; provided, however, that in no event shall such adjustment increase the value of an Award for a person expected to be a Covered Employee for whom the Committee desires to have the Performance-Based Exception apply;

     (q) to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan; and

     (r) to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

     Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Affiliates, any Grantee, any person claiming any rights under the Plan from or through any Grantee, and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any

Affiliate the authority, subject to such terms as the Committee shall determine, to perform specified functions under the Plan (subject to Sections 4.3 and 5.8(c)).


                                   Article 4.
        Shares Subject to the Plan, Maximum Awards, and 162(m) Compliance

     4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for delivery under the Plan shall be 250,000 of which 100,000 Shares shall be available for delivery as Restricted Shares or Deferred Stock. If any Shares subject to an Award granted hereunder are forfeited or such Award otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. If any Shares subject to an Award granted hereunder are withheld, applied as payment, or sold and the proceeds thereof applied as payment in connection with the exercise of an Award or the withholding or payment of taxes related thereto ("Returned Shares"), such Returned Shares shall again be available for grant under the Plan. The Committee shall from time to time determine the appropriate methodology for calculating the number of Shares to which an Award relates pursuant to the Plan. Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

     4.2 Adjustments in Authorized Shares and Awards. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (a) the number and type of Shares (or other securities or property) with respect to which Awards may be granted,
(b) the number and type of Shares (or other securities or property) subject to outstanding Awards, (c) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (d) the number and kind of Shares of outstanding Restricted Shares or relating to any other outstanding Award in connection with which Shares are subject, and (e) the number of Shares with respect to which Awards may be granted to a Grantee, as set forth in Section 4.3; provided, in each case, that with respect to Awards of Incentive Stock Options intended to continue to qualify as Incentive Stock Options after such adjustment, no such adjustment shall be authorized to the extent that such adjustment would cause the Incentive Stock Option to violate Section 424(a) of the Code; and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

     4.3 Annual Individual Limitations. Awards to any one individual in any one calendar year are subject to the following limits, subject to adjustment as provided in Section 4.2:

     (a) Options. The maximum number of Shares with respect to which Options may be granted during a calendar year to any Grantee is 50,000;

     (b) SARs. The maximum number of Shares with respect to which SARs may be granted during a calendar year to any Grantee is 50,000;

     (c) Aggregate Options and SARs. The sum of the number of Shares with respect to which Options may be granted plus the number of Shares with respect to which SARs may be granted in total during a calendar year to any Grantee shall not exceed 100,000;

     (d) Other Share-Denominated Awards. The maximum number of Shares with respect to which Restricted Stock, Performance Shares, and Other Stock-Based Awards denominated in Shares in total may be granted during a calendar year to any Grantee is 100,000; and

     (e) Dollar-Denominated Awards. The maximum dollar amount of compensation that may be represented by Performance Units and Other Stock-Based Awards not denominated in Shares awarded during calendar year to any Grantee is 150% of the Grantee's annual base salary in effect on the date of the Award multiplied by the number of whole and fractional years in the Performance Period for Performance Units. (Thus, Awards that accrue over more than one calendar year (or fiscal year) may exceed the on-year grant limit in the prior sentence at the time of payment or settlement).

     4.4 Performance-Based Exception Under Section 162(m). The general performance measures for Awards (other than Options) designed to qualify for the Performance-Based Exception shall be chosen from among the following:

     (a)  Earnings (either in the aggregate or on a per-share basis);

     (b)  Net income or loss;

     (c)  Operating income or loss;

     (d)  Operating profit;

     (e)  Cash flow;

     (f) Stockholder returns (including return on assets, investments, equity, or gross sales) (including income applicable to common stockholders or other class of stockholders);

     (g)  Return measures (including return on assets, equity, or sales);

     (h) Earnings before or after either, or any combination of, interest, taxes, depreciation or amortization (EBITDA);

     (i)  Gross revenues;

     (j) Share price (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time);

     (k) Reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more business units;

     (l)  Net economic value;

     (m)  Market share;

     (n)  Annual net income to common stock;

     (o)  Annual cash flow provided by operations;

     (p)  Changes in annual revenues;

     (q) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

     (r)  Economic value added;

     (s)  Sales;

     (t)  Costs;

     (u)  Results of customer satisfaction surveys;

     (v)  Aggregate product price and other product price measures;

     (w)  Safety record;

     (x)  Service reliability;

     (y)  Operating and maintenance cost management;

     (z)  Debt rating; and/or

     (aa) Achievement of business or operational goals such as market share and/or business development;

provided that applicable performance measures may be applied on a pre- or post-tax basis; and provided further that the Committee may, on the Grant Date of an Award intended to comply with the Performance-Based Exception, and in the case of other Awards at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Measures within the time period prescribed by Section 162(m) of the Code. The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Grantee, a department, unit, division or function within the Company or any one or more Affiliates; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

     The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). The Committee may not delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.


                                   Article 5.
                  Eligibility and General Conditions of Awards

     5.1 Eligibility. The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

     5.2 Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

     5.3 General Terms and Consideration. The Committee may impose on any Award or the exercise or settlement thereof, at the date of grant or, subject to the provisions of Section 15.2, thereafter, such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, including terms requiring forfeiture, acceleration or pro-rata acceleration of Awards in the event of a Termination of Employment by the Grantee. Except as may be required under the Delaware General Corporation Law, Awards may be granted for no consideration other than prior and future services.

     5.4 Termination of Employment. The Committee may determine and set forth in an Award Agreement the extent to which an Award not vested shall terminate upon a Grantee's Termination of Employment. Except as otherwise provided in such Award Agreement, all Awards not vested shall terminate upon a Grantee's Termination of Employment, except as provided below in this Section.

     (a)  Options and SARs.

          (i) Except as otherwise provided in an Award Agreement or clause (ii) or (iii) below, upon a Grantee's Termination of Employment, all Options and SARs not vested and exercisable immediately before such Termination of Employment shall terminate and no Option or SAR may be exercised after such Termination of Employment.

          (ii) If Termination of Employment occurs for a reason other than retirement, death, Disability or cause, Options and SARs which were vested and exercisable immediately before such Termination of Employment shall remain exercisable for a period of 90 days following such Termination of Employment (but not for more than 10 years from the grant date of the Award or expiration of the Option Term, if earlier) and shall then terminate.

          (iii) If Termination of Employment occurs by reason of retirement, death or disability, Options and SARs which were vested and exercisable immediately before such Termination of Employment shall remain exercisable for a period of one year following such Termination of Employment (but not for more than 10 years from the grant date of the Award or expiration of the Option Term, if earlier) and shall then terminate.

     (b) Restricted Shares. Except as otherwise provided in an Award Agreement, upon a Grantee's Termination of Employment, all Restricted Shares still subject to restrictions shall be forfeited by the Grantee (and the Grantee shall sign any document and take any other action required to assign such Shares back to the Company) and reacquired by the Company.

     (c)  Performance Awards. Except as otherwise provided in an Award
Agreement:

          (i) If Termination of Employment occurs during a Performance Period for a reason other than retirement, disability or death, all Performance Awards shall be forfeited upon such Termination of Employment.

          (ii) If Termination of Employment occurs during a Performance Period by reason of retirement, disability or death, the Grantee shall be entitled to payment at or after conclusion of the Performance Period in accordance with the terms of the Award of that portion of the Performance Award equal to the amount that would be payable if the Grantee continued in employment for the remainder of the Performance Period multiplied by a fraction, the numerator of which is the number of days in the Performance Period preceding such Termination of Employment and the denominator of which is the total number of days in the Performance Period.

     (d) Waiver by Committee. Notwithstanding the foregoing provisions of this Section, the Committee may in its sole discretion as to all or part of any Award as to any Grantee, at the time the Award is granted or thereafter, determine that Awards shall become exercisable or vested upon a Termination of Employment, determine that Awards shall continue to become exercisable or vested in full or in installments after Termination of Employment, extend the period for exercise of Options or SARs following Termination of Employment (but not beyond 10 years from the date of grant of the Option or SAR), or provide that any Performance Award shall in whole or in part not be forfeited upon such Termination of Employment.

     5.5  Nontransferability of Awards.

     (a) Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee's lifetime, or, if permissible under applicable law, by the Grantee's guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order (a "QDRO") as defined in the Code or Title I of the Employee Retire-ment Income Security Act of 1974 as amended, or the rules thereunder. Nothing herein shall be construed as requiring the Committee to honor a QDRO except to the extent required under applicable law.

     (b) No Award (prior to the time, if applicable, unrestricted Shares are delivered in respect of such Award or Restricted Shares become unrestricted), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, by transfer to the Company) or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

     (c) Notwithstanding subsections (a) and (b) above, a Grantee may designate a beneficiary ("Beneficiary") by written instrument filed with the Company in a manner specified by the Committee in the Award Agreement or in the Committee's rules and procedures of general application, to exercise an Option or SAR or receive Restricted Shares or Deferred Stock or otherwise receive payment under any Award to the extent exercisable or payable after the death of the Grantee.

     (d) Notwithstanding subsections (a) and (b) above, a Grantee may transfer a Nonstatutory Stock Option, SAR or Deferred Stock for no consideration to a Permitted Transferee in accordance with rules and subject to such conditions as may be specified by the Committee in the Award Agreement or in the Committee's rules or procedures of general application. Following the transfer of a Nonstatutory Stock Option, SAR or Deferred Stock to a Permitted Transferee, the Permitted Transferee shall have all of the rights and obligations of the Grantee to whom the Award was granted and such Grantee shall not retain any rights with respect to the transferred Award, except that (i) the payment of any tax attributable to the exercise of the Nonstatutory Stock Option or SAR or receipt of the Deferred Stock shall remain the obligation of the Grantee, (ii) the period during which the Nonstatutory Stock Option or SAR shall become exercisable or remain exercisable shall depend on the service of the original Grantee and the circumstances of his or her Termination of Employment. A Permitted Transferee may not again transfer an Award to another Permitted Transferee.

     (e) If for any reason an Award is exercised or Shares are to be delivered or payment is to be made under any Award by or to a person other than the original Grantee, the person exercising or receiving delivery or payment under such Award shall, as a condition to such exercise, delivery or receipt, supply the Committee with such evidence as the Committee may reasonably require to establish the identity of such person and such person's right to exercise or receive delivery or payment under such Award. A Permitted Transferee or other transferee, Beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

     5.6 Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan.

     5.7  Stand-Alone, Tandem and Substitute Awards.

     (a) Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan; provided that if the stand-alone, tandem or substitute Award is intended to qualify for the Performance-Based Exception, it must separately satisfy the requirements of the Performance-Based Exception. If an Award is granted in substitution for another Award or any non-Plan award or benefit, the Committee shall require the surrender of such other Award or non-Plan award or benefit in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or non-Plan awards or benefits may be granted either at the same time as or at a different time from the grant of such other Awards or non-Plan awards or benefits.

     (b) The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Awards under the Plan ("Substitute Awards") in substitution for stock and stock-based awards ("Acquired Entity Awards") held immediately prior to such merger, consolidation or acquisition by employees of another corporation or entity who become Eligible Persons as the result of a merger or consolidation of the employing corporation or other entity (the "Acquired Entity") with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Entity, in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award, at such price as the Committee determines necessary to achieve preservation of economic value.

     5.8  Compliance with Rule 16b-3.

     (a) Six-Month Holding Period Advice. Unless a Grantee could otherwise dispose of or exercise a derivative security or dispose of Shares delivered under the Plan without incurring liability under Section 16(b) of the Exchange Act, the Committee may advise or require a Grantee to comply with the following in order to avoid incurring liability under Section 16(b):

          (i) at least six months must elapse from the date of acquisition of a derivative security under the Plan to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security, and

          (ii) Shares granted or awarded under the Plan other than upon exercise or conversion of a derivative security must be held for at least six months from the date of grant of an Award.

     (b) Reformation to Comply with Exchange Act Rules. To the extent the Committee determines that a grant or other transaction by a Section 16 Person should comply with applicable provisions of Rule 16b-3 (except for transactions exempted under alternative Exchange Act rules), the Committee shall take such actions as necessary to make such grant or other transaction so comply, and if any provision of this Plan or any Award Agreement relating to a given Award does not comply with the requirements of Rule 16b-3 as then applicable to any such grant or transaction, such provision will be construed or deemed amended, if the Committee so determines, to the extent necessary to conform to the then applicable requirements of Rule 16b-3.

     (c) Rule 16b-3 Administration. Any function relating to a Section 16 Person shall be performed solely by the Committee or the Board if necessary to ensure compliance with applicable requirements of Rule 16b-3, to the extent the Committee determines that such compliance is desired. Each member of the Committee or person acting on behalf of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer, manager or other employee of the Company or any Affiliate, the Company's independent certified public accountants or any executive compensation consultant or attorney or other professional retained by the Company to assist in the administration of the Plan.

     5.9 Deferral of Award Payouts. The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the exercise of an Option, the lapse or waiver of restrictions with respect to Restricted Shares, the satisfaction of any requirements or goals with respect to Performance Units or Performance Shares, the lapse or waiver of the deferral period for Deferred Stock, or the lapse or waiver of restrictions with respect to Other Stock-Based Awards. If any such deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals. Except as otherwise provided in an Award Agreement, any payment or any Shares that are subject to such deferral shall be made or delivered to the Grantee upon the Grantee's Termination of Employment.


                                   Article 6.
                                  Stock Options

     6.1 Grant of Options. Subject to and consistent with the provisions of the Plan, the Committee may, at any time and from time to time, grant Options to any Eligible Person in such number, and upon such terms, as shall be determined by the Committee.

     6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term, the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

     6.3 Option Price. The Option Price of an Option under this Plan shall be determined in the sole discretion of the Committee, provided that the Option Price shall not be less than 100% of the Fair Market Value of a Share on the Grant Date. Subject to the adjustment allowed under Section 4.2, neither the Committee nor the Board shall have the authority or discretion to change the Option Price of any outstanding Option.

     6.4 Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

     (a) shall be granted only to an employee of the Company or a Subsidiary Corporation (as defined below);

     (b) shall have an Option Price of not less than 100% of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a "10% Owner"), have an Option Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

     (c) shall be for a period of not more than 10 years (five years if the Grantee is a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

     (d) shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee's employer or any parent or Subsidiary Corporation ("Other Plans")) are exercisable for the first time by such Grantee during any calendar year ("Current Grant"), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the "$100,000 Limit");

     (e) shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year ("Prior Grants") would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate option that is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;

     (f) shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to holding periods and certain disqualifying dispositions) ("Disqualifying Disposition"), within 10 days of such a Disqualifying Disposition;

     (g) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee's death; and

     (h) shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Section 422 of the Code for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (d) and (e) above, as an Option that is not an Incentive Stock Option.

     For purposes of this Section 6.4, "Subsidiary Corporation" means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Notwithstanding the foregoing and Section 14.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

     6.5 Payment. Except as otherwise provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means, subject to the approval of the
Committee:

     (a) cash, negotiable personal check or electronic funds transfer;

     (b) with the approval of the Committee, tender of Mature Shares, valued at their Fair Market Value on the date of exercise;

     (c) with the approval of the Committee, attestation through the submission of acceptable certification of ownership of Mature Shares valued at their Fair Market Value on the date of exercise;

     (d) with the approval of the Committee, Restricted Shares held by the Grantee for at least six months prior to the exercise of the Option, each such share valued at the Fair Market Value of a Share on the date of exercise; or

     (e) subject to applicable law, pursuant to procedures previously approved by the Company, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

The Committee may in its discretion specify that, if any Restricted Shares ("Tendered Restricted Shares") are used to pay the Option Price, (x) all the Shares acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option, or (y) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

     6.6 Reload Options. In the event a Grantee exercises a Nonstatutory Stock Option (an "Original Option") and pays the exercise price and/or pays applicable withholding taxes triggered by the exercise of the Original Option with Mature Shares, the Committee may award to the Grantee a new Nonstatutory Stock Option (a "Reload Option"), on the date the Original Option was exercised, for a number of Shares equal to the number of Shares exchanged by the Grantee to exercise the Original Option or to pay such withholding taxes; subject to the following:

     (a) No Reload Option shall be granted if the exercise date of the Original Option is (i) within six months of the expiration date of the Original Option,
(ii) a date after the Grantee's Termination of Employment, or (iii) a date after the Plan has terminated.

     (b) The Reload Option shall be exercisable on the same terms and conditions as the Original Option except that (i) the Reload Option shall become exercisable in full on the day that is six (6) months after the date the Original Option was exercised; (ii) the exercise price shall be equal to the Fair Market Value of the Common Stock on the date the date the Original Option was exercised, and (iii) the expiration date of the Reload Option shall be the date of expiration of the Original Option.

     (c) The Committee may provide in the Award Agreement for any Nonstatutory Option that a Reload Option will automatically be granted on exercise of such Option in circumstances in which the grant of a Reload Option is permitted by this Section 6.6.

     (d) Except as provided in subsection (c) the Committee shall issue a new Award Agreement to evidence the Reload Option and such Award Agreement will supersede the Award Agreement for the Original Option in all respects insofar as the Reload Option is concerned.

     (e) A Grantee is not permitted to reload a Reload Option unless otherwise permitted by the Committee in its sole discretion.


                                   Article 7.
                            Stock Appreciation Rights

     7.1 Issuance. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person either alone or in addition to other Awards granted under the Plan. Such SARs may, but need not, be granted in connection with a specific Option granted under Article 6. Any SAR related to a Nonstatutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any SAR related to an Incentive Stock Option must be granted at the same time such Option is granted. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.

     7.2 Award Agreements. Each SAR grant shall be evidenced by an Award Agreement in such form and the Committee may approve and shall contain such terms and conditions not inconsistent with other provisions of the Plan as shall be determined from time to time by the Committee.

     7.3 Grant Price. The grant price of a SAR shall be determined by the Committee in its sole discretion; provided that the grant price shall not be less than the lesser of 100% of the Fair Market Value of a Share on the date of the grant of the SAR, or the Option Price under the Nonstatutory Stock Option to which the SAR relates.

     7.4 Exercise and Payment. Upon the exercise of SARs, the Grantee shall be entitled to receive the value thereof. The Fair Market Value of a Share on the date of exercise of SARs shall be determined in the same manner as the Fair Market Value of a Share on the date of grant of an Option is determined. SARs shall be deemed exercised on the date written notice of exercise in a form acceptable to the Committee is received by the Secretary of the Company. Unless the Award Agreement provides otherwise or reserves to the Committee or the Grantee or both the right to defer payment, the Company shall make payment in respect of any SAR within five days of the date the SAR is exercised. Any payment by the Company in respect of a SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

     7.5 Grant of Limited Rights.

     (a) The Committee in its sole discretion may grant Limited Rights upon or after the grant of any Option under the Plan. Each Limited Right shall be identified with a share of Stock subject to an Option of the Grantee. The number of Limited Rights awarded to a Grantee shall equal the number of Shares subject to the Option with which such Limited Rights are identified. Upon the exercise, expiration, termination, forfeiture, or cancellation of a Grantee's Option, the Grantee's associated Limited Rights shall terminate.

     (b) Limited Rights shall become exercisable upon the occurrence of a Change of Control. Limited Rights shall be exercised by delivery to the Company, within 90 days after the date of such Change of Control, of written notice of intent to exercise specific Limited Rights. The exercise of Limited Rights shall result in the cancellation of the Option with which such Limited Rights are identified, to the extent of such exercise.

     (c) The Company shall notify all Grantees holding Limited Rights of the occurrence of a Change of Control promptly after its occurrence, but any failure of the Company so to notify shall not deprive any Grantee of any rights that accrued as a result of a Change of Control. Any such failure of the Company shall, if a Grantee does not otherwise know of the Change of Control, automatically extend the 90-day period specified above until 90 days after the Company notifies such Grantee or such Grantee otherwise knows of the Change of Control, whichever first occurs, but in no event beyond the maximum term of the identified Option specified in the applicable Award Agreement.

     (d) Within five business days after the exercise of any Limited Rights, the Company shall pay to the Grantee, in cash an amount equal to the difference between (i) the Change of Control Value, and (ii) the Option Price of the Option.

     (e) For purposes of this Section 7.5 "Change of Control Value" means the greater of (A) the highest Fair Market Value of a Share during the 180-day period preceding the 30th day prior to the date of the Company's receipt of notice of exercise of Limited Rights, or (B) the cash amount (or fair cash value, as determined by the Committee in its sole discretion, of consideration other than cash), payable in respect of a Share to holders of Shares in connection with the Change of Control.

     7.6 Other Limitations. The Committee may at any time impose any other limitations upon the exercise of SARs which, in the Committee's sole discretion, are necessary or desirable in order for Grantees to qualify for an exemption from Section 16(b) of the Exchange Act.

                                   Article 8.
                                Restricted Shares

     8.1 Grant of Restricted Shares. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Committee shall determine.

     8.2 Award Agreement. Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions and/or restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable, including restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable securities laws; provided that such conditions and/or restrictions may lapse, if so determined by the Committee, in the event of the Grantee's Termination of Employment due to death, disability, normal or approved early retirement, or involuntary termination by the Company or an Affiliate without cause.

     8.3 Consideration for Restricted Shares. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares.

     8.4 Voting and Dividend Rights. The Committee shall determine the extent to which the Grantee shall have the right to receive dividends and to vote Restricted Shares during the Period of Restriction. Unless otherwise specified in the Award Agreement, the Grantee shall have the right to receive dividends and to vote Restricted Shares during the Period of Restriction.

     8.5 Effect of Forfeiture. If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company's tender of payment for such Restricted Shares.

     8.6 Escrow; Legends. The Committee may provide that the certificates for any Restricted Shares (a) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited and/or (y) shall bear an appropriate legend restricting the transfer of such Restricted Shares. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such Shares to be delivered (or otherwise transferred of record) without such legend.

                                   Article 9.
                               Performance Awards

     9.1 Grant of Performance Awards. Subject to and consistent with the provisions of the Plan, the Committee may, at any time and from time to time, award Performance Units or Performance Shares to any Eligible Person in such amounts and upon such terms as shall be determined by the Committee.

     9.2 Value/Performance Goals. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Awards that will be paid to the Grantee. With respect to Covered Employees and to the extent the Committee deems it appropriate to comply with Section 162(m) of the Code, all performance goals shall be objective Performance Measures satisfying the requirements for the Performance-Based Exception, and shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

     (a) Performance Unit. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.

     (b) Performance Share. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

     9.3 Earning of Performance Awards. After the applicable Performance Period has ended, the holder of Performance Awards shall be entitled to payment based on the level of achievement of performance goals set by the Committee. If a Performance Award is intended to comply with the Performance-Based Exception, the Committee shall certify the level of achievement of the performance goals in writing before the Award is settled. At the discretion of the Committee, the settlement of Performance Awards may be in cash, Shares of equivalent value, or in some combination thereof, as set forth in the Award Agreement.

     9.4 Adjustment on Change of Position. If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines the performance goals or Performance Period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the performance goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period.

     9.5 Voting and Dividend Rights. At the discretion of the Committee, a Grantee may be entitled to receive any dividends or Dividend Equivalents declared with respect to Shares deliverable in connection with grants of Performance Awards which have been earned, but not yet delivered (or otherwise transferred of record) to the Grantee. A Grantee shall not have the right to vote Shares deliverable in connection with grants of Performance Awards until such Shares have been delivered (or otherwise transferred of record) to the Grantee.

                                   Article 10.
                                 Deferred Stock

     10.1 Grant of Deferred Stock. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Deferred Stock to any Eligible Person, in such amount and upon such terms as the Committee shall determine.

     10.2 Delivery and Limitations. Delivery of Shares will occur upon expiration of the deferral period specified for the Award of Deferred Stock by the Committee. In addition, an Award of Deferred Stock shall be subject to such limitations as the Committee may impose, which limitations may lapse at the expiration of the deferral period or at other specified times, separately or in combination, in installments or otherwise, as the Committee shall determine at the time of grant or thereafter. A Grantee awarded Deferred Stock will have no voting rights and will have no rights to receive dividends in respect of Deferred Stock, unless and only to the extent that the Committee shall award Dividend Equivalents in respect of such Deferred Stock.

     10.3 Forfeiture. Except as otherwise determined by the Committee, upon Termination of Employment during the applicable deferral period, Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Grantee) shall be forfeited.


                                   Article 11.
                              Dividend Equivalents

     11.1 The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or additional Awards or otherwise reinvested.


                                   Article 12.
                            Other Stock-Based Awards

     12.1 The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan; including Shares awarded which are not subject to any restrictions or conditions, convertible or exchangeable debt securities or other rights convertible or exchangeable into Shares, and Awards valued by reference to the value of securities of or the performance of specified Affiliates. Subject to and consistent with the provisions of the Plan, the Committee shall determine the terms and conditions of such Awards. Except as provided by the Committee, Shares delivered pursuant to a purchase right granted under this Article 12 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property, as the Committee shall determine.

                                   Article 13.
                                   Withholding

     13.1 Required Withholding.

     (a) Whenever, under the Plan, Shares are to be delivered upon exercise or payment of an Award, upon Restricted Shares becoming nonforfeitable, upon payment of cash, or any other event with respect to rights and benefits hereunder, the Company or any Affiliate shall be entitled to require (A) that the Grantee remit an amount in cash, or in the Company's discretion, in Mature Shares, sufficient to satisfy all of the employer's federal, state, and local tax withholding requirements related thereto but no more than the minimum amount necessary to satisfy such amounts ("Required Withholding"), (B) the withholding of such Required Withholding from compensation otherwise due to the Grantee or from any Shares due to the Grantee under the Plan or (C) any combination of the foregoing.

     (b) Any Grantee who makes a Disqualifying Disposition (as defined in
Section 6.4(g)) or an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting Required Withholding; provided that, in lieu of or in addition to the foregoing, the Company and/or an Affiliate shall have the right to withhold such Required Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan.

     13.2 Elective Excess Withholding.

     (a) Subject to the following subsection and with the Committee's prior approval, a Grantee may elect to remit (or attest to the ownership of) Mature Shares upon the exercise or settlement of an Award or upon Restricted Shares becoming non-forfeitable (each, a "Taxable Event") having a Fair Market Value equal to an amount greater than the Required Withholding for the Taxable Event but not to exceed the estimated total amount of such Grantee's tax liability ("Excess Withholding") with respect to the Taxable Event.

     (b) Each Excess Withholding election shall be subject to the following conditions:

         (i) any Grantee's election shall be subject to the Committee's discretion to revoke the Grantee's right to elect Excess Withholding at any time before the Grantee's election if the Committee has reserved the right to do so in the Award Agreement;

         (ii) the Grantee's election must be made before the date (the "Tax Date") on which the amount of tax to be withheld is determined; and

         (iii) the Grantee's election shall be irrevocable.

     13.3 Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee's gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under

Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.


                                  Article 14.
                                Change of Control

     14.1 Effect of Change of Control. In order to maintain the Grantees' rights in the event of any Change of Control of the Company, as hereinafter defined, the Committee, as constituted before such Change in Control, may, in its sole discretion, as to any Award, either at the time an Award is made or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date fixed by the Committee; (ii) provide for the purchase of any such Award with or without the Grantee's consent for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Grantee's rights had such Award been currently exercisable or payable or exercisable or payable during a stipulated period prior to the Change of Control; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change in Control. The Committee may, in its discretion, include such further provisions and limitations respecting a Change in Control in any Award Agreement as it may deem equitable and in the best interests of the Company.

     14.2 Definition of Change of Control. A "Change of Control" shall be deemed to have occurred if:

     (a) any "Person" (as such term is used in Section 13(d) of the Exchange
Act) is or becomes the "beneficial owner" (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities including, but not limited to, by reason of the acquisition of securities of the Company prior to the Effective Date; or

     (b) during any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the members of the Board and any new director, whose election to the Board or nomination for election to the Board by the Company stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

     (c) the Company shall merge with or consolidate into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the company outstanding immediately prior thereto holding immediately thereafter securities representing at least seventy-five percent (75%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; except that a merger or consolidation or recapitalization of the Company (or similar transaction) in which no Person (other than Company or an employee benefit plan sponsored by the Company) acquires more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control; or

     (d) the stockholders of the Company approve a plan of complete liquidation of the Company or such a plan is commenced; or

     (e) the Company enters into or the stockholders of the Company approve an agreement for the sale and disposition of all or substantially all of the Company or of all or substantially all of the Company's assets.


                                  Article 15.
                    Amendment, Modification, and Termination

     15.1 Amendment, Modification, and Termination. Subject to Section 15.2, the Board may, at any time and from time to time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company's stockholders, except that (a) any amendment or alteration shall be subject to the approval of the Company's stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and (b) the Board may otherwise, in its discretion, determine to submit other such amendments or alterations to stockholders for approval. Without limiting the generality of the foregoing, the number of Shares available for grant hereunder shall not be increased without the approval of the Company's stockholders.

     15.2 Awards Previously Granted. Except as otherwise specifically permitted in the Plan or an Award Agreement, no termination, amendment, or modification of the Plan, or amendment or modification of an Award Agreement, shall adversely affect in any material way any Award or such Award Agreement previously granted under the Plan without the written consent of the Grantee of such Award; provided that the consent of the Grantee shall not be required for any amendment that is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or change in an existing applicable law.


                                  Article 16.
                              Additional Provisions

     16.1 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

     16.2 Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

     16.3 Requirements of Law. The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Affiliate) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

     16.4 Securities Law Compliance.

     (a) If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Shares acquired pursuant to Awards under the Plan as it may deem advisable. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1993, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

     (b) If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company's equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

     16.5 No Rights as a Stockholder. No Grantee shall have any rights as a stockholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered (or otherwise transferred of record) to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Restricted Shares, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Shares. Stock dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

     16.6 Nature of Payments. Unless otherwise specified in the Award Agreement, Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Affiliate, except as such plan shall otherwise expressly provide, or (b) any agreement between (i) the Company or any Affiliate and (ii) the Grantee, except as such agreement shall otherwise expressly provide.

     16.7 Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees as it may deem desirable.

     16.8 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, other than its laws respecting choice of law.

     16.9 Share Certificates. All certificates for Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which Shares are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Grantee, the Committee may require any Grantee to enter into an agreement providing that certificates representing Shares deliverable or delivered pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

     16.10 Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines.

     16.11 Affiliation. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Grantee's employment at any time, nor confer upon any Grantee the right to continue in the employ of or as an officer of the Company or any Affiliate.

     16.12 Participation. No employee or officer shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

     16.13 Military Service. Awards shall be administered in accordance with
Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.

     16.14 Construction. The following rules of construction will apply to the
Plan: (a) the word "or" is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders.

     16.15 Headings. The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

     16.16 Obligations. Unless otherwise specified in the Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee's employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.

     16.17 Stockholder Approval. All Awards granted on or after the Effective Date and prior to the date the Company's stockholders approve the Plan are expressly conditioned upon and subject to approval of the Plan by the Company's stockholders.